EXHIBIT 10.1

                                  AMENDMENT TO
                          CERTIFICATE OF DESIGNATION OF
                      SERIES C CONVERTIBLE PREFERRED STOCK

Sonic Jet Performance, Inc., a Colorado corporation and the undersigned being all the shareholders of the Series C Convertible Preferred Stock do hereby amend the Certificate of Designation of Series C Convertible Preferred Stock for Sonic Jet Performance, Inc. effective November 14, 2002, as follows:

2. Voting Rights.

   (b) Actions Requiring Separate Votes of Series C Stock. For so long as shares of Series C Stock remain outstanding, in addition to any other vote or consent required herein or by law, the vote or written consent of the holders of a majority of the outstanding Series C Stock shall be necessary for effecting or validating the following actions:

       (i) Any amendment, alteration, or repeal of any provision of the Articles of Incorporation or Bylaws of the Corporation or any other action that materially and adversely alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series C Stock; or

       (ii) Any increase in the authorized number of shares of Series C Stock.


3. Conversion. The holders of the Series C Stock shall have the following rights with respect to the conversion of the Series C Stock into shares of Common Stock (the "Conversion Rights"):

(a) Conversion. Subject to and in compliance with the provisions of this Section 3, any shares of Series C Stock may, at any time, at the option of the holder, be converted into fully paid and non-assessable shares of Common Stock (a "Conversion"). Each 10 shares of Series C stock shall be convertible into two percent (2%) of the Company's common stock outstanding at the time of conversion.


5.          Redemption.

            (a) On or after February 14, 2003, the Company may, at its sole discretion, with 5 days notice, redeem some or all of the outstanding shares of Series C Stock at a "Redemption Price" equal to $12,000 per share. The Series C Shareholder may elect to convert their shares under Section 3 (a) above by notifying the Company of the their election prior to the expiration of the 5 day notice period.